EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Jenny Haynes Vice President Investor Relations (214) 245-3164

ODYSSEY HEALTHCARE REPORTS FIRST QUARTER 2004 RESULTS

Revenue Increases 41%, Record Admissions, Earnings Per Share 21 Cents

     DALLAS, TEXAS (May 3, 2004)—Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, announced financial results for the three months ended March 31, 2004.

     Net patient service revenue for the first quarter of 2004 grew 41 percent to $84.7 million, compared to $60.1 million in the first quarter of 2003. Net income for the quarter was $7.9 million, a 10 percent increase over the $7.2 million for the corresponding quarter in 2003. Earnings per diluted share were $0.21, an increase of five percent over the $0.20 for the year-ago quarter. (Per share information for 2003 has been restated to reflect the company’s 50 percent stock dividend on Aug. 12, 2003.) Earnings per share are consistent with guidance the company provided for the first quarter earlier this year.

     “During the quarter we admitted 8,723 patients and on average cared for 7,330 patients and their families per day,” said David C. Gasmire, president and chief executive officer. “This marks the second consecutive quarter that these metrics have reached record highs, which we believe illustrates the confidence and respect that our referral sources in the medical community have in the quality of our care, which they see exhibited every day.”

     The average daily census of 7,330 patients represents a 37 percent increase over the 5,363 patients for the first quarter of 2003. The average length of stay for the quarter was 75 days, compared to 69 days in the first quarter of 2003.

     The company noted that effective with the first quarter of 2003 it is reallocating certain employee benefit expenses from General and Administrative to Direct Hospice Care to provide better comparability to the industry. The change does not impact net income or margins.

(The attached table entitled “Reallocation of Certain Costs” sets out certain information for each quarter of 2003 as reported and assuming the reallocation had occurred in 2003.)

     The company also noted it acquired Crossroads Hospice of Oklahoma, L.L.C., which has operations in Tulsa, effective May 1, 2004. The hospice, with approximately 100 patients, will be integrated into Odyssey’s existing hospice program in Tulsa. During the first quarter, the company’s Arlington, Va., hospice program was certified to accept Medicare patients. Also as previously announced, during the quarter the company acquired a hospice providing service in Amarillo and Conroe, Texas.

     Odyssey HealthCare will host a conference call to discuss the quarter on Tuesday, May 4, 2004, at 9 a. m. (EDT). The call will be broadcast live and can be accessed through the Investor Relations section of the company’s website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

     Headquartered in Dallas, Tex., Odyssey HealthCare has 69 hospice programs in 29 states. In terms of both average daily patient census and number of programs, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families, by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

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ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three months ended March 31,
	2004	2003
	(Unaudited)	(Unaudited)
Net patient service revenue	$84,690	$60,060
Operating expenses:
Direct hospice care (1)	47,328	30,663
General and administrative (1)	22,258	16,256
Provision for uncollectible accounts	1,330	844
Depreciation and amortization	925	504

	71,841	48,267

Income from operations	12,849	11,793
Other income (expense):
Interest income	46	95
Interest expense	—	(71)

	46	24

Income before provision for income taxes	12,895	11,817
Provision for income taxes	4,992	4,608

Net income available to common stockholders	$7,903	$7,209

Net income per common share (2):
Basic	$0.22	$0.20

Diluted	$0.21	$0.20

Weighted average shares outstanding (2):
Basic	36,559	35,423
Diluted	37,882	36,869

(1)	Expenses for 2003 and 2004 reflect a reallocation of employee benefit costs, including payroll taxes, from general and administrative expenses to direct hospice care expenses. See attached “Reallocation of Certain Costs” table for additional information.

(2)	Share and per share information for 2003 has been restated to reflect the Company’s 50 percent stock dividend on August 12, 2003.

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ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31,	December 31,
	2004	2003
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$3,068	$232
Short-term investments	18,282	38,742
Accounts receivable from patient services, net of allowance for uncollectible accounts of $4,309 and $3,913 at March 31, 2004 and December 31, 2003, respectively	69,143	57,651
Deferred tax assets	1,399	1,170
Income taxes receivable	—	1,961
Other current assets	2,682	3,584

Total current assets	94,574	103,340
Property and equipment, net	7,145	6,435
Goodwill	88,123	66,678
Intangibles, net	4,062	3,105

Total assets	$193,904	$179,558

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,565	$5,414
Accrued compensation	12,675	9,647
Accrued nursing home costs	10,003	9,585
Other accrued expenses	7,138	5,884
Income taxes payable	2,511	—
Current maturities of long-term debt	4	4

Total current liabilities	35,896	30,534
Deferred tax liability	4,965	4,286
Long-term debt, less current maturities	12	13
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value:
Authorized shares – 75,000,000
Issued and outstanding shares – 36,597,136 and 36,547,132 at March 31, 2004 and December 31, 2003, respectively	37	37
Additional paid-in capital	91,706	91,365
Deferred compensation	(255)	(317)
Retained earnings	61,543	53,640

Total stockholders’ equity	153,031	144,725

Total liabilities and stockholders’ equity	$193,904	$179,558

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ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, except share amounts)

	Three months ended March 31,
	2004	2003
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$7,903	$7,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	925	504
Amortization of deferred charges and debt discount	—	8
Stock-based compensation	62	111
Deferred tax expense	450	—
Tax benefit realized for stock option exercises	53	49
Provision for uncollectible accounts	1,330	844
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(12,821)	(5,556)
Other current assets	2,863	901
Accounts payable, accrued nursing home costs and other accrued expenses	5,361	8,282

Net cash provided by operating activities	6,126	12,352
Investing Activities
Cash paid for acquisitions	(22,578)	(3,001)
Increase (decrease) in short-term investments	20,460	(13,076)
Purchase of property and equipment	(1,459)	(550)

Net cash used in investing activities	(3,577)	(16,627)
Financing Activities
Proceeds from issuance of common stock	288	369
Payments on debt	(1)	(252)

Net cash provided by financing activities	287	117

Net increase (decrease) in cash and cash equivalents	2,836	(4,158)
Cash and cash equivalents, beginning of period	232	7,732

Cash and cash equivalents, end of period	$3,068	$3,574

Supplemental Cash Flow Information
Interest paid	$—	$65
Income taxes paid	$18	$2,116

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Reallocation of Certain Costs

     Effective with the first quarter of 2004, the company is reallocating certain employee benefit costs, including payroll taxes, associated with direct patient care from general and administrative expense to direct hospice care expense. The reallocation is being done to provide better comparability to the industry. The following table sets forth selected consolidated financial information as a percentage of net patient service revenue for the periods indicated assuming the reallocation. For all periods except the three months ended March 31, 2004, the “Reported” column reflects the percentage of net patient service revenue prior to the reallocation while the “Reallocated” column reflects the percentage of net patient service revenue after the reallocation. For the March 31, 2004, period the “Reported” column reflects the reallocation effective with that period and the “Without Reallocation” assumes the reallocation had not occurred.

	Three Months Ended
	03/31/03		06/30/03		09/30/03		12/31/03		03/31/04
									Without
	Reported	Reallocated	Reported	Reallocated	Reported	Reallocated	Reported	Reallocated	Realloc.	Reported
Net patient service revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Direct hospice care	48.8	51.1	49.3	52.1	49.4	52.4	51.0	53.7	52.4	55.9
General and administrative	29.3	27.1	29.4	26.6	29.8	26.8	29.0	26.4	29.7	26.3
Income from operations	19.7	19.7	18.9	18.9	18.1	18.1	17.7	17.7	15.2	15.2
Net income	12.0%	12.0%	11.7%	11.7%	11.0%	11.0%	11.0%	11.0%	9.3%	9.3%

	Year Ended
	12/31/03
	Reported	Reallocated
Net patient service revenue	100.0%	100.0%
Direct hospice care	49.7	52.4
General and administrative	29.3	26.7
Income from operations	18.5	18.5
Net income	11.4%	11.4%

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